UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-196998	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pre-IPO Internal Reorganization and Reclassification

As described in its Registration Statement on Form S-1 (File No. 333-196998), as amended (the “Registration Statement”), Lantheus Holdings, Inc. (the “Company”) effected an internal reorganization to simplify its organizational structure and to reclassify its capital stock in connection with the initial public offering of 12,256,577 shares (including shares to cover overallotments) of its common stock, par value $0.01 per share, (the “Offering”).

On June 25, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) between the Company and Lantheus MI Intermediate, Inc. (“Lantheus Intermediate”). Pursuant to the terms of the Merger Agreement, Lantheus Intermediate, the Company’s direct, wholly-owned subsidiary and the direct parent of LMI, merged with and into the Company, with the Company being the surviving entity in the merger, and each share of the Company’s common stock outstanding immediately prior to the merger (other than shares held in treasury) was converted into the right to receive 0.355872 shares of the Company’s newly-issued common stock, with any fractional shares rounded down (which equates to a 0.355872-for-1 reverse stock split), and shares held in treasury were cancelled and retired. The merger was effected on June 25, 2015. The Offering closed on June 30, 2015.

In connection with the corporate reorganization evidenced by the Merger Agreement, the Company adopted a new form of common stock certificate, a copy of which is filed herewith as Exhibit 4.1 and which is incorporated herein by reference.

Supplemental Indenture and Assumption Agreement

On June 25, 2015, as a consequence of the merger, the Company entered into a Third Supplemental Indenture, dated as of June 25, 2015 (the “Supplemental Indenture”), with Wilmington Trust, National Association, as trustee (the “Trustee”), to amend the Indenture, dated as of May 10, 2010, as amended, among Lantheus Medical Imaging, Inc. (“LMI”), Lantheus Intermediate and Lantheus MI Real Estate, LLC (“LMI-RE”) as guarantors, and the Trustee, pursuant to which LMI issued its 9.750% Senior Notes due 2017 (the “Notes”). Pursuant to the Supplemental Indenture, the Company, as successor by operation of law to Lantheus Intermediate, agreed to an unconditional guarantee under the Indenture and the Notes. The principal aggregate amount of Notes outstanding (prior to the redemption described below) is $400.0 million. The Notes will be redeemed in full on July 30, 2015 as described below.

Also on June 25, 2015, as a consequence of the merger, the Company, as successor by operation of law to Lantheus Intermediate, entered into an Affirmation and Assumption Agreement, dated as of June 25, 2015 (the “Assumption Agreement”), with Wells Fargo Bank National Association, as collateral agent and administrative agent and as sole lead arranger, book runner and syndication agent (the “Administrative Agent”), pursuant to which the Company agreed to an unconditional guarantee under LMI’s asset based loan under the Amended and Restated Credit Agreement, dated as of July 3, 2013, as amended, among LMI, Lantheus Intermediate and LMI-RE as guarantors, and the Administrative Agent and the lenders party thereto (the “ABL Lenders”) (the “Existing ABL”). LMI used a portion of the net proceeds from the Offering to fully repay amounts outstanding under the Existing ABL.

The foregoing descriptions of the terms of the Supplemental Indenture and Assumption Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Supplemental Indenture and Assumption Agreement, which are filed herewith as Exhibit 4.2 and Exhibit 10.1, respectively, and which are incorporated herein by reference.

Shareholders Agreements

As described in the Registration Statement, in connection with the Offering, on June 25, 2015, the Company entered into:

•	an Amendment (the “Amended Management Shareholders Agreement”) to the Amended and Restated Shareholders Agreement, with Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC (collectively, the “Avista Entities”) and certain management shareholders named therein, dated as of January 8, 2008 and subsequently amended as of February 26, 2008 and which Brian Markison, Jeffrey Bailey, Samuel Leno and Patrick O’Neill subsequently joined (the “Initial Management Shareholders Agreement”); and

•	an Amendment (the “Amended Employee Shareholders Agreement” and, together with the Amended Management Shareholders Agreement, the “Amended Shareholders Agreements”) to the Employee Shareholders Agreement, dated as of May 8, 2008, with the Avista Entities and certain employee shareholders named therein (the “Initial Employee Shareholders Agreement” and, together with the Initial Management Shareholders Agreement, the “Initial Shareholders Agreements”).

The Initial Shareholders Agreements, as modified by the Amended Shareholders Agreements, govern the parties’ respective rights, duties and obligations with respect to the ownership of the Company’s securities. Pursuant to the Amended Management Shareholders Agreement, the Avista Entities will have the right to nominate two directors to the Board for so long as they beneficially own 25% or more of the Company’s issued and outstanding common stock and the right to nominate one director for election to the Board for so long as they beneficially own 10% or more, but less than 25%, of the Company’s issued and outstanding common stock. The Initial Shareholders Agreements, as modified by the Amended Shareholders Agreements, restrict the ability of the Management Shareholders and employee shareholders to transfer shares of the Company that they own, including by allowing Management Shareholders and employee shareholders to transfer shares of the Company only in proportion with transfers by the Avista Entities, which restrictions terminate one year after the consummation of the Offering.

The terms of the Amended Management Shareholders Agreement and the Amended Employee Shareholders Agreement are substantially the same as the terms set forth in the form of such agreements previously filed as Exhibit 10.35 and Exhibit 10.36, respectively, to the Registration Statement.

The foregoing descriptions of the terms of the Amended Shareholders Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Amended Management Shareholders Agreement and the Amended Employee Shareholders Agreement, which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and which are incorporated herein by reference.

New Term Facility

As described in the Registration Statement, on June 30, 2015, LMI entered into and closed on a new $365 million seven-year term facility (the “New Term Facility”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Term Loan Agent”), each of the lenders party thereto (the “Lenders”), and the Company and LMI-RE, each as guarantors in respect thereto. LMI has a right to request an increase of the New Term Facility in an aggregate amount subject to certain leverage ratios, and an additional amount of up to $37.5 million. The net proceeds of the New Term Facility, together with a portion of the net proceeds of the Offering, were used to refinance in full the aggregate principal amount of the Notes and pay related premiums, interest and expenses.

The New Term Facility bears interest, with pricing based from time to time at LMI’s election at (i) LIBOR plus a spread of 6.00% or (ii) the Base Rate (as defined in the New Term Facility) plus a spread of 5.00%. LMI is permitted to voluntarily prepay the New Term Facility, in whole or in part, with a premium applicable for the first 6 months of the New Term Facility in connection with a repricing transaction (as defined in the New Term Facility). The New Term Facility requires LMI to prepay outstanding term loans in certain circumstances.

The New Term Facility contains a number of affirmative, negative and reporting covenants, as well as a net leverage covenant pursuant to which LMI is required to be in quarterly compliance, measured on a trailing four quarter basis, with a total net leverage ratio of 6.25:1.00 initially, until the quarter ending March 31, 2016, a total net leverage ratio of 6.00:1.00 for the quarter ending June 30, 2016 until the quarter ending December 31, 2016, a total net leverage ratio of 5.50:1.00 for the quarter ending March 31, 2017 until the quarter ending June 30, 2017 and a total net leverage ratio of 5.00:1.00 for the quarter ending September 30, 2017 and thereafter. Upon an event of default, the Term Loan Agent will have the right to declare the loans and other obligations outstanding immediately due and payable and all commitments immediately terminated or reduced.

The New Term Facility is guaranteed by the Company and LMI-RE, and obligations under the New Term Facility are generally secured by all the property and assets and all interests of the loan parties, then owned or thereafter acquired. The New Term Facility has a lien junior to the ABL (as described below) on the ABL Priority Collateral (as defined in the New Term Facility) and has a first priority lien on the rest of the Collateral (as defined in the New Term Facility).

The foregoing description of the terms of the New Term Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, the New Term Facility, which is filed herewith as Exhibit 10.4 and which is incorporated herein by reference.

Amendment and Restatement of the Existing ABL

As described in the Registration Statement and in contemplation of the New Term Facility, on June 30, 2015, LMI amended and restated its Existing ABL (as so amended and restated, the “ABL”). Under the terms of the ABL, the ABL Lenders may extend credit to LMI consisting of a revolving credit facility in an aggregate principal amount not to exceed $50.0 million at any time outstanding. The ABL includes a sub-facility for the issuance of letters of credit (“Letters of Credit”). The Letters of Credit and the borrowings under the ABL are expected to be used for working capital and for other general corporate purposes. The ABL matures June 30, 2020.

The revolving loans under the ABL bear interest, with pricing based from time to time at LMI’s election at (i) LIBOR plus a spread of 2.00% or (ii) the Reference Rate (as defined in the ABL) plus a spread of 1.00%. The ABL also includes an unused line fee, which is set at 0.375%. LMI is permitted to voluntarily prepay our revolving credit facility, in whole or in part, without premium or penalty. On any business day on which the total amount of outstanding revolving loans and Letters of Credit exceeds the lesser of the total revolving credit commitment and the borrowing base, LMI must prepay the revolving loans and/or reduce the Letter of Credit obligations in an amount equal to such excess.

The ABL contains a number of affirmative, negative, reporting and financial covenants, as well as a financial covenant during trigger periods in the form of a consolidated fixed charge coverage ratio of not less than 1:00:1:00. Upon an event of default, the ABL Agent has the right to declare the loans and other obligations outstanding immediately due and payable and all commitments immediately terminated or reduced, and the ABL Agent may, after such events of default, require LMI to make deposits with respect to any outstanding Letters of Credit in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn.

The ABL is guaranteed by the Company and LMI-RE, and obligations under the ABL are generally secured by all the property and assets and all interests of the loan parties, then owned or thereafter acquired. The Company is a guarantor and loan party under the ABL. The ABL has a first priority lien on the ABL Priority Collateral (as defined in the ABL) and a lien junior to the New Term Loan on the rest of the Collateral (as defined in the ABL).

The foregoing description of the terms of the ABL does not purport to be complete and is subject to, and qualified in its entirety by reference to, the ABL, which is filed herewith as Exhibit 10.5 and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Satisfaction and Discharge of Indenture

The Company has irrevocably deposited the proceeds of the Offering and the New Term Facility, together with cash on hand, with the Trustee to redeem, pay and discharge all of the outstanding Notes on the redemption date of July 30, 2015. As a result, all obligations under the Indenture have been satisfied and discharged pursuant to the Indenture.

Advisory Services and Monitoring Agreement

As described in the Registration Statement, on June 25, 2015, the Company exercised its right to terminate its advisory services and monitoring agreement with Avista Capital Holdings, L.P. (the “Advisory Services and Monitoring Agreement”) entered into in connection with the acquisition of LMI in 2008. In connection with such termination, the Company has paid Avista Capital Holdings, L.P. an aggregate termination fee of $6.5 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Supplemental Indenture and Assumption Agreement” in Item 1.01 is incorporated by reference into this Item 2.03.The information set forth under “New Term Facility” and “Amendment and Restatement of the Existing ABL” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Pre-IPO Internal Reorganization and Reclassification” in Item 1.01, under “Shareholders Agreements” in Item 1.01, in Item 5.03 below and under “Satisfaction and Discharge of Indenture” in Item 1.02 are incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

As described in the Registration Statement, on June 25, 2015, the Company entered into substantially similar amendments to employment agreements with each of: Jeffrey Bailey, President and Chief Executive Officer; Mary Anne Heino, Chief Operating Officer; and Cesare Orlandi, Chief Medical Officer.

The amended employment agreements clarify the amounts payable upon any termination without cause or any termination without cause/for good reason following a change of control and provide for a modified cut back with respect to certain adverse tax consequences imposed on the receipt of parachute payments by those named executive officers pursuant to Sections 280G and 4999 of the Internal Revenue Code. Under these amendments, if the named executive officer’s receipt of payments or distributions from the Company in the nature of compensation or for the named executive officer’s benefit, whether paid or payable pursuant to his or her employment agreement or otherwise (a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Internal Revenue Code, then the Payments shall be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”); however, if the portion of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction shall occur.

The foregoing descriptions of the terms of the Company’s employment agreements with Jeffrey Bailey, Mary Anne Heino and Cesare Orlandi do not purport to be complete and are subject to, and qualified in their entirety by reference to, their respective employment agreements, which are filed herewith as Exhibits 10.6, 10.7 and 10.8, respectively, and which are incorporated herein by reference.

Amendments to Option Award Agreements

As described in the Registration Statement, on June 25, 2015, the Company entered into substantially similar amendments to option award agreements with each of: Jeffrey Bailey, President and Chief Executive Officer; Mary Anne Heino, Chief Operating Officer; and Cesare Orlandi, Chief Medical Officer. The options originally provided for vesting in up to four equal annual installments, based on the level of the Company’s satisfaction of certain performance criteria for each of four fiscal years. The amendment provides for additional vesting on June 25, 2018 of any such options that remain unvested at that time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

As described in the Registration Statement, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware on June 25, 2015.

Also as described in the Registration Statement, Amended and Restated Bylaws (the “Bylaws”) became effective as of June 25, 2016.

The provisions of the Certificate of Incorporation and Bylaws are substantially the same as the provisions set forth in the forms of such Certificate of Incorporation and Bylaws filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the Registration Statement.

The foregoing descriptions of the terms of the Certificate of Incorporation and the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Certificate of Incorporation and the Bylaws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and which are incorporated herein by reference.

Item 8.01	Other Events

A copy of the Company’s press release, dated June 30, 2015, announcing the closing of the Offering and the refinancing of its outstanding indebtedness is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Lantheus Holdings, Inc.

3.2	Amended and Restated Bylaws of Lantheus Holdings, Inc.

4.1	Form of Common Stock Certificate of Lantheus Holdings, Inc.

4.2	Third Supplemental Indenture, dated as of June 25, 2015, among Lantheus Medical Imaging, Inc., Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust, National Association, as trustee.

10.1	Affirmation and Assumption Agreement, dated June 25, 2015, to Amended and Restated Credit Agreement, dated July 3, 2013, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate, LLC, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent and administrative agent and as sole lead arranger, book runner and syndication agent.

10.2	Amendment, dated June 25, 2015, to Amended and Restated Shareholders Agreement, among Lantheus Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain management shareholders named therein.

10.3	Amendment, dated June 25, 2015, to Employee Shareholders Agreement, among Lantheus Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain employee shareholders named therein.

10.4	Term Loan Agreement, dated as of June 30, 2015, among Lantheus Medical Imaging, Inc., as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, each of the lenders party thereto, and Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC, each as guarantors in respect thereto.

10.5	Second Amended and Restated Credit Agreement, dated as of June 30, 2015, among Lantheus Medical Imaging, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent and collateral agent, each of the lenders party thereto and Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC, each as guarantors in respect thereto.

10.6	Amendment, dated June 25, 2015, to the Employment Agreement, dated May 8, 2013, by and between Lantheus Medical Imaging, Inc. and Jeffrey Bailey.

10.7	Amendment, dated June 25, 2015, to the Amended and Restated Employment Agreement, effective March 16, 2015, by and between Lantheus Medical Imaging, Inc. and Mary Anne Heino.

10.8	Amendment, dated June 25, 2015, to the Employment Agreement, dated August 12, 2013, by and between Lantheus Medical Imaging, Inc. and Cesare Orlandi.

99.1	Press release of Lantheus Holdings, Inc., dated June 30, 2015, announcing the closing of the Offering and the refinancing of its outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President, General Counsel and Secretary

Date: June 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Lantheus Holdings, Inc.

3.2	Amended and Restated Bylaws of Lantheus Holdings, Inc.

4.1	Form of Common Stock Certificate of Lantheus Holdings, Inc.

4.2	Third Supplemental Indenture, dated as of June 25, 2015, among Lantheus Medical Imaging, Inc., Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust, National Association, as trustee.

10.1	Affirmation and Assumption Agreement, dated June 25, 2015, to Amended and Restated Credit Agreement, dated July 3, 2013, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate, LLC, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent and administrative agent and as sole lead arranger, book runner and syndication agent.

10.2	Amendment, dated June 25, 2015, to Amended and Restated Shareholders Agreement, among Lantheus Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain management shareholders named therein.

10.3	Amendment, dated June 25, 2015, to Employee Shareholders Agreement, among Lantheus Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain employee shareholders named therein.

10.4	Term Loan Agreement, dated as of June 30, 2015, among Lantheus Medical Imaging, Inc., as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, each of the lenders party thereto, and Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC, each as guarantors in respect thereto.

10.5	Second Amended and Restated Credit Agreement, dated as of June 30, 2015, among Lantheus Medical Imaging, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent and collateral agent, each of the lenders party thereto and Lantheus Holdings, Inc. and Lantheus MI Real Estate, LLC, each as guarantors in respect thereto.

10.6	Amendment, dated June 25, 2015, to the Employment Agreement, dated May 8, 2013, by and between Lantheus Medical Imaging, Inc. and Jeffrey Bailey.

10.7	Amendment, dated June 25, 2015, to the Amended and Restated Employment Agreement, effective March 16, 2015, by and between Lantheus Medical Imaging, Inc. and Mary Anne Heino.

10.8	Amendment, dated June 25, 2015, to the Employment Agreement, dated August 12, 2013, by and between Lantheus Medical Imaging, Inc. and Cesare Orlandi.

99.1	Press release of Lantheus Holdings, Inc., dated June 30, 2015, announcing the closing of the Offering and the refinancing of its outstanding indebtedness.